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                                 EMPLOYMENT AGREEMENT



    THIS EMPLOYMENT AGREEMENT ("Agreement") is made effective as of January 1, 1997, between Ontro, Inc., a California corporation, (hereinafter sometimes referred to as "Ontro" or the "Corporation") and Kevin A. Hainley ("Employee").

    1.   TERM OF EMPLOYMENT

    Ontro hereby employs Employee and Employee hereby accepts employment with Ontro for the period beginning on January 1, 1997 and terminating on December 31, 1997. As used herein, the phrase "employment term" refers to the entire period of employment of Employee by Ontro hereunder, whether for the period provided above, or whether terminated earlier as hereinafter provided, or extended by mutual agreement of Ontro and Employee.

    2.   DUTIES OF EMPLOYEE

         2.01 GENERAL DUTIES. Employee shall serve as the Chief Financial Officer of Ontro. Notwithstanding the foregoing, the precise services of Employee may be specified or changed from time to time at the discretion of the Board of Directors of Ontro.

         2.02  SPECIFIC DUTIES.  Employee shall serve as Chief Financial
Officer of the Company. The responsibilities of the Chief Financial Officer ("CFO") shall be to manage all of the financial affairs, including but not limited to, all record keeping and reporting systems. The CFO shall be responsible for the development and coordination of all financial and management reporting systems, and management and procurement of financing sources for the Company's projects. The CFO shall keep and maintain, or cause to be kept or maintained, adequate and correct books and records of account of the properties and business transactions of the Company, including accounts of its assets, liabilities, receipts, disbursement, gains, losses, capital, retained earnings and shares. The books of account shall at all reasonable times be open to inspection by any Director. The Chief Financial Officer shall deposit all monies or other valuables in the name and to the credit of the Company with such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Company as may be ordered by the Board of Directors, shall render to the President and Directors, whenever they request it, an account of all his transactions as Chief Financial Officer and of the financial condition of the Company, and shall have other powers and perform such other duties as may be prescribed by the Board of Directors or the Bylaws. Notwithstanding the foregoing, the precise services of Employee may be reasonably specified or reasonably changed from time to time at the discretion of the Board of Directors of the Company.

         2.03 DEVOTION OF ENTIRE TIME TO ONTRO'S BUSINESS. Employee shall devote his entire productive time, ability and attention to the business of Ontro during the term of this Agreement. Employee shall not directly or indirectly render any services of a business, commercial, or


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professional nature to any other person or organization, whether for compensation or otherwise, without the prior written consent of the Board of Directors of Ontro. Those entities or organizations which the Board of Directors approve and the nature of the service to such entity which is approved shall be listed on Exhibit "A" to this agreement, which shall be signed by a member of the Board of Directors. Notwithstanding the foregoing, this paragraph shall not be construed as preventing Employee from investing his assets in such other manner as will not require anything other than incidental services on the part of Employee in the operation of the affairs of any entity in which the investments are made.

         2.04 UNIQUENESS OF EMPLOYEE'S SERVICES. Employee hereby agrees the services to be performed by him under the terms of this Agreement are of special, unique, unusual, extraordinary, and intellectual character which gives them a peculiar value, the loss of which cannot be reasonably or adequately compensated by monetary damages in an action at law. Employee therefore expressly agrees that Ontro, in addition to any other rights or remedies which Ontro may possess, shall be entitled to injunctive and other equitable relief to prevent a breach of this Agreement by Employee.

         2.05 LOYAL AND CONSCIENTIOUS PERFORMANCE OF DUTIES. Employee agrees, to the best of his ability and experience, he will at all times loyally and conscientiously perform all of the duties and obligations either expressly or implicitly required of him by the terms of this Agreement.

    3.   COMPENSATION OF EMPLOYEE

         3.01 BASE SALARY. As compensation for services hereunder, Ontro shall pay Mr. Hainley a salary of eight thousand dollars ($8,000) per month, until such time as the Corporation has completed an initial public offering of its securities and has received a minimum of $3.2 million in proceeds therefrom. Upon the completion of said initial public offering, Employee's monthly salary shall increase to ten thousand dollars ($10,000) per month for the duration of the term hereof, commencing on the first day of the calendar month following the completion of the initial public offering and continuing thoughout the remainder of the term hereof.

         3.02 SALARY CONTINUATION DURING DISABILITY. If Employee for any reason whatsoever becomes permanently disabled, so that he is unable to perform his duties hereunder, Ontro agrees to pay Employee his annual salary, payable in the same manner for the remainder of the employment term less any amounts received by Employee under any employer, group disability, or similar insurance plan provided by Ontro.

         3.03  VACATION PAY.  Employee shall be entitled to a vacation of two
(2) weeks at full pay for each twelve (12) months of employment. The time or times for such vacation shall be proposed by Employee and approved in advance by the Chief Executive Officer.

         3.04 PAID SICK LEAVE. Employee, shall be entitled to six (6) days sick leave with full pay for each twelve (12) months of employment. Such sick leave may not be accumulated beyond the calendar year in which it is granted.


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         3.05  ADDITIONAL BONUSES.  Nothing herein shall imply any limitation on the authority of the Board of Directors to authorize any additional bonus(es) which in their discretion they deem reasonable.

    4.   EMPLOYEE BENEFITS

         MEDICAL, DENTAL INSURANCE COVERAGE. Ontro agrees to include Employee in any hospital, surgical, medical and dental benefit plan adopted by Ontro for other employees, and to include Employee in all additional medical and dental benefit plans provided to other executives of the Corporation. Ontro further agrees to provide reimbursement for such other medical or dental expenses incurred by Mr. Hainley as are approved by the Board of Directors.

    5.   BUSINESS EXPENSES

         5.01 BUSINESS EXPENSES. Ontro will promptly reimburse Employee for business expenses reasonably incurred by Employee in connection with the business of Ontro, provided that:

              (1) Each such expenditure is of a nature qualifying it as a allowable deduction from gross income in the determination of taxable income on the federal and state income tax returns of Ontro; and

              (2) Employee furnishes to Ontro adequate records and other documentary evidence required by federal and state statutes and regulations issued by the appropriate taxing authorities where the substantiation of each such expenditure as an income tax deduction is required; and

    6.   TERMINATION OF EMPLOYMENT

         6.01 TERMINATION BY ONTRO FOR CAUSE. If Employee willfully breaches or habitually neglects the duties which he is required to perform under the terms of this Agreement, Ontro may at its option terminate this Agreement by giving written notice of termination to Employee without prejudice to any other remedy to which Ontro may be entitled either at law, in equity, and/or pursuant to this Agreement.

         6.02 EFFECT OF ONTRO'S MERGER, TRANSFER OF ASSETS, OR DISSOLUTION. Upon the event of any of the following, these special provisions of this Paragraph 6.02 shall apply:

              (1) Merger or consolidation where Ontro is not the consolidated or surviving corporation;

              (2) Transfer of all or substantially all of the assets of Ontro, or

              (3)  Voluntary or involuntary dissolution of Ontro.


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    In the event of any such merger or consolidation, transfer of assets, or dissolution of Ontro, Employee at his sole option, and at any time may elect one of the following provisions:

                   (a) Continued employment by Ontro, and/or the surviving or resulting corporation, said successor to be bound by all the provisions of this Agreement;

                   (b) Voluntary termination of this Agreement and payment to Employee as severance pay or liquidated damages, or both, a lump sum payment ("Severance Payment") equal to one hundred percent (100%) of the Employee's average annual Base Salary or such greater amount as the Board of Directors determines from time to time pursuant to terms which may not be revoked or reduced thereafter. However, the total of any payment pursuant to this Section
6.02 shall be limited to the extent necessary, in the opinion of legal counsel acceptable to Employee and Ontro, to avoid the payment of an "excess parachute" payment within the meaning of Internal Revenue Code Section 280 G or any similar successor provision.

    The Severance Payment shall be made not later than the fifth (5th) day following the effective date of the events specified in Section 6.02 (1-3) herein; provided, however, that if the amount of such payments cannot be finally determined on or before such date, Ontro shall pay to Employee on such date a good faith estimate of the minimum amount of such payments, and shall pay the remainder of such payments (together with interest at the rate provided in Internal Revenue Code Section 1274(b)(2)(B) of the Code), as soon as the amount thereof can be determined, but in no event later than the thirtieth (30th) day after the applicable termination date. In the event the amount of the estimated payments exceeds the amount subsequently determined to have been due, such excess shall constitute a loan by Ontro payable on the fifth (5th) day after receipt by Employee of a written demand for payment from Ontro (together with interest calculated as above).

         6.03 DAMAGES FOR BREACH OF AGREEMENT. In the event of the breach of this Agreement by either Ontro or Employee resulting in damages to the other party, that party may recover from the party breaching the Agreement any and all damages that may be sustained.

         6.04  OPTION TO TERMINATE IF EMPLOYEE PERMANENTLY DISABLED. If
Employee becomes permanently disabled for a continuous period of six (6) months or more because of sickness, physical or mental disability, or any other reason, so that it reasonably appears he will be unable to complete his duties under this Agreement, at that time, Ontro shall then have the option to immediately terminate this Agreement by giving written notice of the termination to Employee.

    7.   COVENANT NOT TO COMPETE

         7.01 SCOPE OF COVENANT. Employee agrees that he shall not, either directly or indirectly, carry on, participate, or engage in, either as employee, employer, principal, agent, consultant, owner, part-owner, co-venturer, officer, director, shareholder, partner, manager, operator, financier, employee, salesman, or in any other individual or representative or participating capacity, with any business which is a customer of Ontro at any time during the term of this Agreement, or


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is in negotiations with Ontro with respect to the supplying of goods or the performance of services by Ontro for such potential customer, for a period of two (2) years after the termination of this Agreement.

         7.02  INTERPRETATION.  SHOULD ANY PORTION OR PROVISION OF THIS
COVENANT NOT TO COMPETE BE FOUND BY A COURT OF COMPETENT JURISDICTION TO BE OVERLY BROAD, IT IS THE EXPRESS INTENT OF THE PARTIES HERETO THAT SUCH PROVISIONS SHALL NEVERTHELESS BE ENFORCED TO THE MAXIMUM EXTENT PERMITTED BY LAW AND SHALL GOVERN AND APPLY TO AS MUCH GEOGRAPHICAL AREA AND/OR TIME DURATION, NOT TO EXCEED THAT WHICH IS SET FORTH ABOVE, AS POSSIBLE.

         7.03 CONSIDERATION. Employee hereby acknowledges that the consideration set forth herein shall fully support this Covenant.

         7.04 REMEDIES. The remedy at law for breach of this Covenant being inadequate, Ontro shall be entitled, in addition to such other remedies as it may have, to temporary or injunctive relief for any breach or threatened breach hereof without proof of actual damages that have been or may have been caused to it by such breach.

         7.05 BREACH. This Covenant shall be deemed to be part of this Agreement, and a breach of this Covenant shall be deemed to be a breach of this Agreement and all of its attendant obligations, undertakings, and promises.

    8.   CONFIDENTIALITY PROVISION

         8.01 PROPRIETARY INFORMATION DEFINED. The following terms shall have the meanings respectively set forth for them below:

              (a) "Proprietary Information" shall mean any and all inventions, research, designs, products, financing sources, processes, formulae, know-how, customer lists, customer requirements information, trade secrets and/or other non-public information or data comprising or related to the business of Company as the same is carried on from time to time;

              (b) "Proprietary Rights" shall mean all trademarks, patents, copyrights, rights of creators and/or similar rights and privileges, whether domestic or foreign, statutory or at common law, filed or not filed, perfected or unperfected, or otherwise, relating to any Proprietary Information;

              (c) "Proprietary Proceeds" shall mean all proceeds and products of any Proprietary Information and/or Proprietary Rights; and


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              (d)  "Proprietary Assets" shall mean Proprietary Information and/or Proprietary Rights and/or Proprietary Proceeds, considered collectively or separately.

         8.02 ACKNOWLEDGMENT OF ONTRO'S PROPRIETARY INFORMATION. Employee agrees and acknowledges that any and all Proprietary Information (together with all Proprietary Rights and/or Proprietary Proceeds relating thereto) wholly or partially created, developed or further developed, perfected and/or completed by Employee, acting alone or jointly with others at any time during Employee's employment with Ontro, shall immediately upon creation, completion and/or development become or have become, and shall at all times thereafter remain, the sole and exclusive property of Ontro.

         8.03 ONTRO'S PROPERTY. Employee specifically agrees and acknowledges that (a) any and all Proprietary Assets, however, whenever and from whomever acquired by Ontro, are and shall at all times remain the sole and exclusive property of Ontro, (b) Employee shall not use, possess, disclose, transfer and/or otherwise deal with any such Proprietary Assets at any time during his employment with Ontro other than specifically within the scope of his employment and in furtherance of the business and affairs of Ontro, and (c) Employee shall not use, possess, disclose, transfer and/or otherwise deal with any Proprietary Assets at any time after the termination of his employment with Ontro under any circumstances whatsoever.

         8.04 EMPLOYEE'S DUTIES. Employee agrees that he shall, both throughout the term of his employment with Ontro and at any and all times following the termination thereof, execute and deliver all such further instruments and documents, and do and perform all such further acts and things, as may be necessary or helpful and/or as may be reasonably requested by Ontro in furtherance of the purposes and intent of this Agreement. By way of illustration and not by way of limitation of the foregoing, Employee specifically agrees that he shall:

              (a) immediately communicate and thoroughly describe to Ontro in writing any and all such Proprietary Information as is described in Section 8.01 above;

              (b) promptly execute and deliver all such instruments or agreements of assignment and/or transfer as Ontro may from time to time request to carry out the purposes and intent of Section 8.01 above;

              (c) assist Ontro, at such times and in such manner as Ontro may request, in connection with Ontro's efforts to secure, apply for, renew or otherwise perfect Proprietary Rights with respect to any and all Proprietary Information; and

              (d) upon the termination of his employment with Ontro, immediately deliver to Ontro any and all written recorded or other physical evidence of any and all Proprietary Assets in his possession or under his control;


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PROVIDED, that in consideration of the foregoing, Ontro agrees that all reasonable costs and expenses incurred by Employee, including reasonable compensation for his time (except if Employee is otherwise being compensated as a consultant) in complying with the provisions of this Section 8 shall be for Ontro's account.

         8.05 DISCLOSURE OF INFORMATION. Employee will not, during the employment term or after, disclose or use any Proprietary Information or permit disclosure to any person, firm, corporation, association or other entity if such disclosure would be detrimental to Ontro.

         8.06 EMPLOYEE REPRESENTATION. Employee represents and covenants that he is not presently and will not hereafter become a party to any contract or agreement which contravenes any of the terms, provisions, purposes or intent of this Agreement.

         8.07 SURVIVAL. It is specifically understood and agreed by both such parties that this Agreement shall survive Employee's employment with Ontro and/or the making and/or termination of any contract or agreement with respect thereto.

         8.08 REMEDIES. The parties hereto mutually acknowledge that the representations, warranties, covenants and other agreements of Employee contained in this Agreement are of special and unique importance to Ontro and are not readily susceptible to dollar valuation. As such, in the event of the actual or potential breach of any of such representations, warranties, covenants or other agreements, the parties hereto specifically agree that Ontro, in addition to any and all other rights and remedies available to it, shall be entitled to injunctive and/or other equitable relief in furtherance of the enforcement thereof.

    9.   GENERAL PROVISIONS

         9.01 NOTICES. Any notices to be given hereunder by each party to the other may be effected by personal delivery in writing or by mail, registered or certified, postage prepaid with return receipt requested. Notices delivered personally shall be deemed communicated as of actual receipt; mailed notices shall be deemed communicated as of two (2) days after mailing.

         9.02 TERMINATION/VIOLATION OF OTHER AGREEMENTS. Any previous written or oral Employment Agreements between Ontro and Employee are hereby terminated. Ontro hereby warrants to Employee that the execution of this Agreement will not violate any outstanding agreements or covenants to which Ontro is a party. Further, Ontro hereby warrants that the execution of this Agreement and the performance of its terms hereunder do not violate any provisions of the By-Laws of Ontro.

         9.03 APPLICABLE LAW. This Agreement shall be construed under the laws of the State of California and may not be altered or modified except by an agreement in writing, signed by both parties.


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         9.04  ATTORNEYS' FEES. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs, and necessary disbursements in addition to any other relief to which he may be entitled.

         9.05 ENTIRE AGREEMENT. This Agreement supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to the employment of Employee by Ontro and contains all of the covenants and agreements between the parties with respect to such employment in any manner whatsoever.

         9.06 PARTIAL INVALIDITY. If any provision of this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remaining provisions shall nevertheless continue in full force without being impaired or invalidated in any way.

         9.07 MERGER OR CONSOLIDATION. Ontro hereby agrees that it shall not merge or consolidate into or with or sell substantially all its assets to any firm, entity, company or person until such other firm, entity, company or person expressly agrees, in writing, to assume and discharge the duties and obligations of the Ontro under this Agreement. This Agreement shall be binding upon the parties hereto, their successors, beneficiaries, heirs and personal representatives.

         9.08 AMENDMENTS AND WAIVERS. This Agreement shall not be varied, altered, waived, modified, changed or in any way amended in any of its parts except by an instrument in writing, executed by the parties hereto, or by their legal representatives. A waiver by either party of any of the terms of this Agreement in any instance shall not be deemed or construed to be a waiver of such term or condition for the future or of any subsequent breach thereof.

    Executed at Poway, California.

                        EMPLOYER:

                        ONTRO, INC.
                        a California corporation



                        By: /s/ James A. Scudder
                           ------------------------------------
                                James A. Scudder, President

                        EMPLOYEE:


                        /s/ Kevin A. Hainley
                        ---------------------------------------
                        Kevin A. Hainley






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                                     Exhibit "A"
                             Permitted Outside Activities